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                                                                   EXHIBIT 10.34

                       SEPARATION AND SEVERANCE AGREEMENT

AGREEMENT by and between UnumProvident Corporation, a Delaware corporation (the "Company"), and John S. Roberts (the "Executive") dated as of the 12th day of November, 2001.

The Company has determined that it is in the best interests of the stockholders and the Company to provide for the separation of the Executive in accordance with the terms of this Agreement which includes continued services of the Executive during a transition period as Special Advisor to the head of Underwriting, provisions relating to Executive's employment and certain other activities and conduct following separation from the Company, and compensation arrangements in connection with the foregoing.

                 NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Effective Date. The "Effective Date" shall mean the effective date of the Agreement, which shall be November 12, 2001.

2. Term of Agreement. The Company agrees to continue to employ the Executive, and the Executive hereby agrees to continue in the employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on November 12, 2001 and ending on February 28, 2002 (the "Term").

3. Terms of Employment.

     (a) Position and Duties.

        (i) The Executive shall serve as Special Advisor to the Senior Vice President in charge of Underwriting for the Company (SVP-Underwriting) reporting to the SVP-Underwriting. The Executive's primary responsibility as Special Advisor shall be to assist the SVP-Underwriting in making a smooth and effective transition into his position during the initial period of the Term, but the Executive shall not continue to have line authority with regard to underwriting decisions on new or renewal business. Additionally, the Special Advisor during the Term shall assist with special projects and requests from the SVP-Underwriting relating to the Company's underwriting function. The Executive's duties may be refined or changed from time to time by letter agreement between the SVP-Underwriting and the Executive.

        (ii) Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote such time and attention during normal business hours of the week to the extent necessary to discharge the



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responsibilities assigned hereunder and to use Executive's best efforts to perform such responsibilities faithfully and efficiently. It is agreed that the period during which most effort shall be required is during the initial portion of the Term assisting with the transition and thereafter the time spent will not exceed one-half the normal business hours and will depend in large measure on the extent to which the SVP-Underwriting requests specific assistance from the Executive on projects and cases.

        (iii) It shall not be a violation of this Agreement for the Executive to
(x) serve, with prior approval of the Chief Executive Officer of the Company (the "CEO"), on corporate, civic or charitable boards or committees, (y) deliver lectures, fulfill speaking engagements or teach at educational institutions, and
(z) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as set forth in this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b) Compensation.

        (i) Base Compensation. The Executive shall receive base compensation at the rate in effect for Executive prior to the Effective Date for the period from November 12, 2001 through December 31, 2001 and thereafter Executive shall receive $1,510.50 per pay period through the end of the Term or an aggregate base compensation of approximately $42,294 for the period from November 16, 2001 through February 28, 2002.

        (ii) Incentive Awards. No additional long-term or annual incentive awards are contemplated by this Agreement.

        (iii) Employee Benefit Plans. Except as otherwise expressly provided herein, Executive shall be entitled to participate in all employee benefit, welfare and other plans and programs (collectively, "Employee Benefit Plans") in accordance with their terms, but this shall not include further use of the financial counseling program of the Company after that applicable to Executive for reimbursable expenses for 2001, any severance benefits or any outplacement policy that would otherwise be applicable.

4. Termination of Employment

     (a) Death. The Executive's employment shall terminate automatically upon the Executive's death.

     (b) Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean:



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        (i) The continued failure of the Executive to perform substantially the
Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive which specifically identifies the manner in which the CEO believes that the Executive has not substantially performed the Executive's duties, or

        (ii) The willful engaging by the Executive in illegal conduct or gross misconduct which, in either case, is materially injurious to the Company, or

        (iii) Conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution adopted by the Board or upon the instructions of the CEO or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment by the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a written notice delivered to the Executive specifying the basis thereof.

     (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the following events, provided, however, that clauses (i) through (iv) shall constitute Good Reason only in the absence of the written consent of the
Executive:

        (i) The assignment to the Executive of any duties materially inconsistent with the Executive's duties set forth in Section 3(a) (i), excluding for this purpose an action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive to the CEO;

        (ii) Any failure by the Company to comply with any of the provisions of
Section 3(b) hereof, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

        (iii) Any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

        (iv) Any failure by the Company to comply with and satisfy Section 9(c) of this Agreement.



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     (d) Notice of Termination. Any termination by the Company or by the
Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the Date of Termination (as defined below). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice,
(ii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive, (iii) if the Executive's employment is terminated by the Executive the Date of Termination shall be thirty days after the giving of such notice by the Executive provided that the Company may elect any earlier date, and (iv) if the Executive shall remain in the employ of the Company until the end of the Term, then February 28, 2002.

5. Obligations of the Company upon Termination

     (a) Termination at the end of the Term; termination by the Company other than for Cause prior to the end of the Term; termination by the Executive for Good Reason. If the Executive remains in the employ of the Company until the end of the Term or is terminated by the Company other than for Cause prior to the end of the Term, or the Executive terminates for Good Reason prior to the end of the Term,

        (i) The Company shall pay to the Executive in a lump sum in cash within 10 days after the Date of Termination the sum of $290,000 (the "Severance
Lump Sum"),

        (ii) The Company shall pay to the Executive the sum of $400,000 (the "Covenant Payment"), payable ratably monthly during the Covenant Period specified in Section 7(a) provided the Executive is in compliance with
Section 7,

        (iii) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amount or benefits required to be paid or provided or which the Executive is eligible to receive under any plan or program of the Company pursuant to its terms through the Date of Termination, except further use of the Company's applicable financial counseling program or outplacement policy (such other



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amounts or benefits shall be hereinafter referred to as the "Other Benefits"),

        (iv) All outstanding stock options and other equity-based awards shall be governed by their respective terms and, unless expressly provided otherwise, all such options and awards shall terminate at the close of business on February 28, 2002.

     (b) Death. If the Executive's employment is terminated by reason of death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the payment of the Severance Lump Sum and the timely payment or provision of Other Benefits. Payments shall be made to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

     (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his then current base compensation through the Date of Termination to the extent theretofore unpaid, and (ii) the Other Benefits.

6. Non-exclusivity of Rights. Except as otherwise provided, nothing in this Agreement shall prevent or limit the Executive's continuing participation in any plan, or program provided by the Company and for which the Executive may qualify, nor, subject to Sections 1 and 10(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan or program or contract or agreement except as explicitly modified by this Agreement; provided that the Executive shall not be eligible for severance benefits under any other plan or program of the Company.

7. Special Covenants of Executive.

     (a) Covenant Not To Compete. Through the period ending December 31, 2002 or, if earlier, the period ending twelve (12) months after either (i) the Executive is terminated by the Company other than for Cause or (ii) the Executive terminates for Good Reason (the applicable period herein referred to as the "Covenant Period"), the Executive shall not directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, or solicit any employee of the Company to apply for or accept employment with any competing business, or solicit or advise any third party to place disability or group life insurance with a carrier other than the Company, whether for compensation or otherwise, without the prior written consent of the Company. Notwithstanding the preceding sentence, the Executive shall not be prohibited from owning less than one (1%) percent of any publicly traded corporation, whether or not such corporation is deemed to be a competing business. For purposes of this Agreement,



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a "competing business" shall be (i) any business which is a significant competitor of the Company or which the Company reasonably determines may become a significant competitor or (ii) any business as to which the Company is a significant competitor or may reasonably become a significant competitor, unless in either instance the Executive's duties and responsibilities with respect to such business are not related to the management or operation of disability insurance or complementary special risk products and services in any country where the Company is conducting business. For purposes of this Agreement, the term "solicit" means any communication regardless of by whom initiated, inviting, advising, encouraging or requesting any person to take or refrain from taking any action.

     (b) Confidentiality and Non-Disclosure of Information. The Executive hereby acknowledges that, as an employee of the Company, he has made use of, acquired and added, and will be making use of, acquiring and adding to confidential information of a special and unique nature and value relating to the Company and its strategic plan and financial operations. The Executive further recognizes and acknowledges that all confidential information is the exclusive property of the Company, is material and confidential, and is critical to the successful conduct of the business of the Company. Accordingly, the Executive covenants and agrees that he has not taken and will not take from the Company any confidential information in paper or electronic form that he has not returned or destroyed without copying. Further, Executive hereby covenants and agrees that he will use confidential information for the benefit of the Company only and shall not at any time, directly or indirectly, divulge, reveal or communicate any confidential information to any person, firm, corporation or entity whatsoever, or use any confidential information for his own benefit or for the benefit of others. Nothing in this paragraph prevents Executive from communicating with or responding to a request for information from a federal or state administrative agency or court after at least 10 days prior written notice thereof to the Company.

     (c) Non-Solicit and Non-Hire. The Executive agrees not to hire or solicit for hire, directly or indirectly, any employee on the payroll of the Company to work for Executive or for any third party during the Covenant Period without the prior written consent of the Company.

     (d) Non-Disparagement. The Executive agrees not to make any statement, oral or written, publicly or in private, which is reasonably likely to harm the Company's business interest or to impact negatively on the Company's business reputation or its reputation in the community. Nothing in this paragraph prevents Executive from communicating with or responding to a request for information from a federal or state administrative agency or court after at least 10 days prior written notice thereof to the Company.

     (e) Continuing Effect. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this
Section 7.



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     (f) Violations and Remedies. In addition to the cessation of payments under this Agreement, the Executive acknowledges and agrees that the Company will have no adequate remedy at law, and could be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 7. The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 7, and to specific performance of each of the terms hereof in addition to any other legal or equitable remedies that the Company may have. Prior to bringing any such action or ceasing payments as set forth in this Section 7, the Company shall provide the Executive with a ten (10) day opportunity to cure a breach of this Section 7 which, in the CEO's good faith judgment, is susceptible of being cured. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 7, raise the defense that the Company has an adequate remedy at law.

     (g) Separability and Enforceability. The terms and provisions of this
Section 7 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The parties hereto acknowledge that the potential restrictions on the Executive's future employment imposed by this Section 7 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 7 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

     (h) Significance of Section 7. The parties acknowledge that this Agreement would not have been entered into and the benefits described in Sections 3 or 5 would not have been promised in the absence of the Executive's promises under this Section 7.

8. Special Covenant of the Company. The Company covenants and agrees that it will instruct its executive officers who worked directly or closely with the Executive not to make any statement, oral or written, which could reasonably be expected to impact negatively on the business reputation of Executive, and the Company covenants and agrees that it shall not issue any public statement that is critical of the Executive or his performance while employed by the Company; provided, however, that nothing in this Section 8 shall prevent the Company or any of its executive officers from communicating with or responding to a request for information from a federal or state administrative agency or court.

9. Successors.

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and


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be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

10.  Miscellaneous

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile followed by overnight delivery addressed as follows:

         If to the Executive:                  If to the Company:

         John S. Roberts                       Chief Executive Officer
         11 Mitchellwood Drive                 UnumProvident Corporation
         Falmouth, Maine 04105                 1 Fountain Square
                                               Chattanooga, Tennessee 37402

                                               Facsimile Number: 423-755-8503


Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.



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     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amount payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) From and after the Effective Date this Agreement shall supersede any other employment, severance or change in control agreement between the parties.

11. General Release. All payments under this Agreement to be made in connection with the Executive's termination of employment will be conditioned on the Executive's signing a general form of release in the form attached as Exhibit A hereto at the time Executive receives the Severance Lump Sum; provided, that in no event shall the Executive be required to release claims relating to his rights under this Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                           EXECUTIVE

                                           --------------------------------
                                            John S. Roberts



                                           UNUMPROVIDENT CORPORATION


                                           --------------------------------
                                           Name: J. Harold Chandler
                                           Title: Chairman, President and
                                                  Chief Executive Officer


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